Exhibit 99.1

Esports Entertainment Group Appoints Two Argyll Executives to Senior Leadership Positions

Jun 11, 2020

BIRKIRKARA, Malta, June 11, 2020 (GLOBE NEWSWIRE) — Esports Entertainment Group, Inc. (NasdaqCM: GMBL, GMBLW) (the “Company”), a licensed online gambling company with a focus on esports wagering and 18+ gaming, is pleased to announce the appointment of Argyll Entertainment senior executives Stuart Tilly and Dan Marks as its Corporate Secretary and Chief Financial Officer, respectively.

“We’re excited to officially welcome Stuart and Dan to the Esports Entertainment team,” said Grant Johnson, CEO. “As CEO and CFO of Argyll Entertainment, they have proven their ability to execute in our industry, growing the business from start-up to $12 million in revenue annually in just a few short years. As we continue to ramp the Vie.gg platform this experience will be invaluable.”

Stuart is the Co-Founder and CEO of Argyll Entertainment, the UKGC licensed operator of SportNation.bet, operating exclusively in the UK and Ireland since August 2017. Stuart is a practising UK solicitor, having trained and qualified at international Magic Circle law firm, Allen & Overy. Having held in-house legal roles with various blue-chip gaming companies since 2005, Stuart established the iGaming Counsel in 2012, a legal, regulatory and commercial advisory service for the gaming industry. Additionally, Stuart was the founder of FLIP Sports, a social fantasy mobile games developer providing real-time second screen gaming experiences for live sport and was a co-founder of the International Social Games Association.

Dan has spent 18 years in financial and operational leadership roles, predominantly in corporate banking, as COO for the UK Coverage team at Barclays in London and as CFO for US Large Corporates and MMEs at HSBC in New York. Dan entered the gaming industry in 2016, when he became CFO of Argyll Entertainment.

“I am delighted to be joining Esports Entertainment at such an exciting time, after becoming the first online e-sports betting company to list on NASDAQ. I look forward to working with the strong leadership team and assisting the Company in achieving its strategic and financial goals,’’ commented Marks.

Tilly added, “Esports Entertainment is ideally positioned to capitalize on a wealth of opportunities as growth in the esports industry continues to gain momentum. I am excited to be part of the team and look forward to my role in building a leading global brand.”

ABOUT ESPORTS ENTERTAINMENT GROUP

Esports Entertainment Group, Inc. is a licensed online gambling company with a specific focus on esports wagering and 18+ gaming. The Company holds a license to conduct online gambling and 18+ gaming on a global basis in Malta and Curacao, Kingdom of the Netherlands and is able to accept wagers from over 149 jurisdictions including Canada, Japan, Germany and South Africa. Esports Entertainment offers fantasy, pools, fixed odds and exchange style wagering on esports events in a licensed, regulated and secure platform to the global esports audience at vie.gg. In addition, Esports Entertainment intends to offer users from around the world the ability to participate in multi-player mobile and PC video game tournaments for cash prizes. Esports Entertainment is led by a team of industry professionals and technical experts from the online gambling and the video game industries, and esports. The Company maintains offices in Malta. For more information visit www.esportsentertainmentgroup.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Contact:

U.S. Investor Relations
RedChip Companies, Inc.
Dave Gentry
407-491-4498
dave@redchip.com

Media & Investor Relations Inquiries
AGORACOM
ESPO@agoracom.com
http://agoracom.com/ir/eSportsEntertainmentGroup

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